EXHIBIT 99.1

American Resources Corporation Reports First Quarter 2023 Financial Results and Provides Business Outlook

The first domestic, commercial producer of separated and high-purity REEs from recycled permanent magnets and high-purity battery elements from recycled lithium-based batteries

Company’s patented chromatographic separation and purification process defining itself as the world-leading critical mineral refining technology

Company has showcased its ability to sustainably produce ultra-high pure lithium carbonate (99.986% pure) from recycled batteries through independent lab analysis

Executing on global expansion and resource diversification strategy to secure partnerships to refine lithium ores from international sources

Company to host update conference call today at 4:30 PM ET

May 15, 2023 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / May 15, 2023 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the first quarter of 2023. The Company will host a conference call and webcast, today, May 15, 2023, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Throughout the first quarter of 2023 we continued to focus on solidifying our strategic positioning within the value chain of our addressable markets. Our ReElement Technologies division continues to be the most exciting enterprise we have ever been a part of as it establishes itself as a world leader in innovative critical mineral refining technology. The critical and rare earth elements we refine are imperative to operate our modern-day technology including electric vehicles, clean energy and defense applications. ReElement’s patented chromatographic separation and purification technology addresses the biggest bottleneck within our domestic and global supply chain and we believe innovation in refining is imperative for the United States to compete. Our proven ability to sustainably produce ultra-pure critical mineral products in a smaller, cleaner and lower cost footprint while having the ability to be flexible to the feedstocks we refine is revolutionary not only for the U.S., but also for the entire planet. We are continuing to apply our refining technology as a high-value step within the recycling market, and more recently, we are advancing our technology within the lithium refining market. Upon the review of our Strategic Committee, we are broadening the focus of our natural resource base by leveraging our processing and refining technologies. Currently, we are working on finalizing a joint venture to refine spodumene ore to high-purity lithium carbonate in west Africa. Our ability to deploy our high performing and environmentally safe refining technology to this resource rich region will enable us to secure high quality and abundant feedstock and help redirect the trade flow of material and goods.”

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Key Division Highlights

ReElement Technologies

o

Achieved ultra-high pure (greater than 99.9%) lithium from its exclusively licensed and patented multi-modal chromatography technology on top of achieving groundbreaking success as the first in the United States to produce greater than 99.5% pure magnet rare earth elements [dysprosium (Dy), neodymium (Nd) and praseodymium (Pr)] at commercial scale, in isolated forms and from sustainable sources including end-of-life permanent magnets and lithium-based batteries.

o

Recently procured third-party, independent analysis of 99.986% pure lithium carbonate (Li2CO3) produced from recycled lithium-ion batteries at the Company’s first commercial facility in Noblesville, Indiana.

o	Continued to buildout a best-in-class team with the following appointments:

o	Bob Galyen – Board of Directors - battery industry expert, with over 40 years of industry experience including CTO of CATL, the world’s largest manufacturer of lithium-ion batteries;

o	Steven Frankowski – Controller - with five years of audit experience with CliftonLarsonAllen, LLP, and two years of financial reporting at The AES Corporation working in the clean energy segment;

o	Daniel Archer – Process Engineering Lead – Rare Earth Element Materials; and

o	Israel Gomez – Process Engineering Lead – Critical Element Materials.

•	Established partnerships with two of the leading domestic rare earth magnet platforms: 1) USA Rare Earth Magnets, LLC to develop the nation’s first fully domestic and circular supply chain for rare earth magnet manufacturing, and 2) Advanced Magnetics Lab, Inc. (AML) to provide high-purity raw material for their domestic magnet production and made an investment to further advance AML’s technology and commercialization.

American Carbon

•	Positioned its McCoy Elkhorn complex as initial driver of carbon production growth given feedstock of high-quality metallurgical carbon deposits and processing capacity with the following initiatives:

o	Commenced production at its greenfield Carnegie 2 metallurgical carbon mine to supplement its existing Carnegie 1 mine.

o

Secured approval for advanced mining plans to increase production at its Carnegie mines including a deep cut mine plan at its Carnegie 1 mine, a continuous haulage bridge section at its Carnegie 1 mine, and a second mining section at its Carnegie 2 mine.

o	Commenced production at one of its two processing facilities at McCoy Elkhorn for internal carbon processing, third-party processing and carbon loading.

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•

Positioned Wyoming County Coal as its next driver of growth with the federal commitment in the form of $4.9 million in New Market tax Credits to go alongside the pending closing of its $45 million volume cap allocation from the state if West Virginia for private activity, Solid Waste Disposal Facility Revenue Bonds. These two non-dilutive capital sources will support the development of two underground deep mines to produce premium, mid-vol metallurgical carbon, upgrade to the existing processing facility and development of its patented electrolysis technology to process associated waste streams into critical mineral concentrates.

Corporate

•

Filed the initial and amended Form10 registration statement with the U.S. Securities and Exchange Commission (“SEC”) for the planned spin-off of its ReElement Technologies division into a standalone public company.

•

Strengthened its balance sheet and financial flexibility through the conversion of the Company’s last convertible debt, whereby Golden Properties Ltd. elected to convert all of their Senior Convertible Debentures due March 31, 2023 to shares of class A common stock of the Company in a move that reduces the debt of the Company by over $9 million.

•

Upon the review of the Company’s Strategic Committee, enacted a plan of action to leverage its processing and refining technology platforms to broaden its natural resource feedstock base to include lithium-based ores. American Resources is currently establishing join venture partnerships in west Africa while also leveraging its long-term independent director’s network and resources within South Africa.

“Looking forward to the remainder of 2023, our belief in and excitement over the opportunities we have in front of us continues to reach an all-time high. We have positioned our McCoy Elkhorn complex as a major growth driver for our American Carbon division. We continue to expand production at our set of Carnegie mines with a focus of adding a second operating section at our Carnegie 1 mine which will add incremental metallurgical carbon production feeding our onsite processing facility at McCoy. Beyond our McCoy Elkhorn complex, we are confident the closing of our previously announced $45 million tax exempt industrial development bond through the state of West Virginia will close in the short term which will support the upgrades and development of our Wyoming County Coal complex for advanced carbon and critical mineral processing. As we have mentioned in the past, we remain focused on monetizing our substantial carbon assets in ways that best benefits out shareholders, and we continue to evaluate options including internally operating, joint ventures, leases and divestitures,” continued Mr. Jensen.

“The opportunity for ReElement Technologies continues to manifest at a very rapid pace and continues to be bolstered by our tremendous team and partnerships. Over the past several months, we’ve achieved a number of monumental successes in terms of capacity, purity and cost realizations. We are confident that our refining technology will pave the way for the production of high-purity critical minerals and will be recognized as the most efficient and viable refining standard as the foundation and infrastructure of this energy transition is stood up. As this transition continues to take hold, it is worth noting that our critical mineral needs are expected to exponentially increase, and high purity products will be imperative for manufacturing. As such, we believe our value-added services and collaborative approach will be continue to bolster our upstream and downstream partnerships and unlock the value of ReElement as we position it as a standalone public company.”

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Expected Near-Term Catalyst

•	Closing of $45 million West Virginia tax-exempt industrial development bonds for Company’s Wyoming County advanced carbon and rare earth processing facility.

•

Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet metals.

•	Advance commercial partnerships using patented chromatography process to produce ultra-pure lithium hydroxide or carbonate from spodumene ore.

•	Continue to scale critical mineral refining capacity with the procurement of large-scale facility and co-located facilities through supply chain partnerships.

•	Continued increase in carbon production to meet growing market demand.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, May 15, 2023 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing (866) 682-6100 and referencing American Resources Corporation’s First Quarter of 2023 Conference Call, or by the webcast link: here.

Financial Results for First Quarter 2023

For the first quarter of 2023, American Resources reported a net income loss of $3.1 million, or a loss of $0.04 per share, as compared with a net income loss of $2.75 million, or a loss of $0.04 per share, in the prior year period. The Company realized an adjusted EBITDA loss of $1.59 million in the first quarter of 2023, as compared with an adjusted EBITDA loss of $952,308 for the first quarter of 2022.

First Quarter 2023 Summary

Total revenues were $8.87 million for the first quarter of 2023 compared to revenues of $9.08 million during the first quarter of 2022. General and administrative expenses for the first quarter of 2022 were $1.18 million compared to $1.0 million in the prior year period. American Resources incurred interest expense of $575,964 during the first quarter of 2023 compared to $393,696 during the first quarter of 2022. Development costs during the quarter were $5.63 million, compared to $6.18 million in the fourth quarter of 2022.

The Company did not incur any income tax expense in the first quarter of 2023 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $23.8 million as of December 31, 2022.

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AMERICAN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2023	March 31, 2022

Coal Sales	$8,723,185	$9,031,259
Metal recovery and sales	20,609	37,226
Royalty Income	124,662	12,137

Total Revenue	8,868,456	9,080,622

Cost of Coal Sales and Processing	(2,705,820)	(2,890,858)
Accretion Expense	(248,291)	(267,622)
Depreciation	(13,336)	(626,042)
Amortization of Mining Rights	(305,859)	(303,394)
General and Administrative	(1,321,468)	(1,020,814)
Professional Fees	(293,255)	(350,938)
Production Taxes and Royalties	(981,636)	(819,477)
Development Costs	(5,633,908)	(6,784,188)

Total Operating expenses	(11,503,573)	(13,063,333)

Net Loss from Operations	(2,635,117)	(3,983,711)

Other Income and (expense)
Other Income	93,000	82,156
Gain on cancelation of debt	-	1,521,304
Amortization of debt discount and debt issuance costs	-	-
Interest Income	17,212	10,045
Interest expense	(575,964)	(383,696)
Total Other income (expense)	(465,752)	1,229,809)

Net Loss	(3,100,869)	(2,752,902)

Less: Net Loss attributable to Non controlling interest		(7,884)

Net loss attributable to American Resources Corp. Shareholders		(2,745,018)

Net loss per common share - basic and diluted	$(0.04)	$(0.04)

Weighted average common shares outstanding- basic and diluted	72,953,104	65,253,533

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AMERICAN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$297,245	$8,868,566
Accounts Receivable	1,694,929	660,755
Inventory	2,959,511	446,690
Prepaid fees	797,076	786,576
Total Current Assets	5,748,761	10,762,587

OTHER ASSETS
Cash - restricted	2,123,216	2,122,263
Property and equipment, net	9,303,457	9,113,722
Long-term right of use assets, net	12,913,548	13,033,889
Investment in LLC – Related Party	19,308,593	20,784,866
Note Receivable	99,022	99,022
Total Other Assets	43,747,836	45,153,762

TOTAL ASSETS	$49,496,597	$55,916,349

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Trade payable	$4,305,293	$4,916,243
Non-Trade Payables	2,685,008	2,524,243
Accounts payable – related party	3,005,044	4,295,232
Accrued interest	110,705	106,886
Current portion of long term-debt	839,730	1,917,506
Convertible note payables	-	9,787,423
Current portion of lease liabilities, net	3,962,155	3,889,235
Total Current Liabilities	21,843,507	27,436,768

OTHER LIABILITIES
Remediation liability	20,543,925	20,295,634
Lease liabilities, net	6,696,914	7,899,251
Total Other Liabilities	27,240,839	28,194,885

Total Liabilities	42,148,774	55,631,653

STOCKHOLDERS’ DEFICIT
Common stock: $.0001 par value; 230,000,000 shares authorized, 76,197,850 and 66,777,620 shares issued and outstanding	7,622	6,680
Additional paid-in capital	177,680,313	167,517,259
Accumulated deficit	(170,340,112)	(167,239,243)
Total Stockholders’ Equity (Deficit)	7,347,823	284,696

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$49,496,597	$55,916,349

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AMERICAN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For the three months ended	For the three months ended
	March 31, 2023	March 31, 2022
Cash Flows from Operating activities:
Net loss	$(3,100,869)	$(2,752,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on forgiveness of debt	-	(1,521,304)
Depreciation	13,336	626,042
Amortization of mining rights	305,859	303,394
Accretion expense	248,291	267,622
Accretion of right of use assets	107,895	2,899
Warrant expense	376,573	199,843
Issuance of common share options for compensation	-	-
Amortization of beneficial conversion feature	-	-
Issuance of common shares for services	-	-
Change in current assets and liabilities:

Accounts receivable	(1,034,174)	319,312
Prepaid expenses and other assets	(10,500)	(951,410)
Inventory	(2,512,821)	(1,236,065)
Accounts payable	(450,185)	(393,866)
Accounts payable related party	(1,290,188)	(691,607)
Accrued interest	3,819	94,435
Cash provided by (used in) operating activities	(7,342,964)	(5,733,607)

Cash Flows from Investing activities:

Cash paid for PPE, net	(508,930)	(724,900)
Capitalized interest	-	267,875
Cash invested in notes receivable	-	(335,000)
Investment in LLC	1,476,273	-
Cash provided by (used in) investing activities	967,343	(792,025)

Cash Flows from Financing activities:

Principal payments on long term debt	(1,077,778)	(39,559)
Principal payments on finance lease	(1,116,969)	-
Proceeds from convertible note	-	-
Proceeds from warrant conversions	-	280,875
Proceeds from sale of common stock, net	-	-
Cash provided by financing activities	(2,194,747)	241,316

Increase (decrease) in cash and restricted cash	(8,570,638)	(6,284,316)

Cash and restricted cash, beginning of period	10,990,829	12,588,113

Cash and restricted cash, end of period	$2,420,461	$6,303,797

Supplemental Information
Non-cash investing and financing activities

Conversion of debt to common shares	$-	$1,006,726
Discount on note due to beneficial conversion feature	$-	$-

Cash paid for interest	$64,094	$3,726

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the three months ended March 31, 2023	For the three months ended March 31, 2022
Net Income	(3,100,869)	(2,752,902)

Interest & Other Expenses	575,964	383,696
Income Tax Expense	-	-
Accretion Expense	248,291	267,622
Depreciation	13,336	646,042
Amortization of Mining Rights	305,859	303,394
Amortization of Debt Discount & Issuance	-	-
Non-Cash Stock, Warrant & Option Comp. Expense	367,573	199,843

Total Adjustments	1,511,023	1,800,597

Adjusted EBITDA	(1,589,846)	(952,305)

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

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About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain.  ReElement has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals.  For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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